UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2022

LYRA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39273	84-1700838
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Way Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

(617) 393-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b)-2 of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LYRA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 7, 2022, Lyra Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Investors”), pursuant to which the Company agreed to sell securities to the Investors in a private placement (the “Private Placement”).

In the Private Placement, the Investors had the option to purchase either (a) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price of $4.22 per share, or (b) in lieu thereof, pre-funded warrants to purchase shares of Common Stock, with an exercise price of $0.001 per share, at a purchase price of $4.219 per share (for aggregate consideration equating to $4.22 per share). Accordingly, pursuant to the Purchase Agreement, the Company agreed to sell (i) an aggregate of 18,815,159 shares (the “Shares”) of Common Stock to the Investors at the purchase price described in the preceding sentence and (ii) warrants (the “Warrants”) to purchase an aggregate of 5,000,000 shares of Common Stock (the “Warrant Shares”) to certain of the Investors with the exercise price and at the purchase price described in the preceding sentence, for aggregate gross proceeds of approximately $100.5 million, before deducting private placement expenses. The closing of the Private Placement occurred on April 12, 2022 (the “Closing Date”).

On April 7, 2022, in connection with the Purchase Agreement, the Company entered into a Ninth Amended and Restated Investor Rights Agreement (the “Ninth A&R Investor Rights Agreement”) with certain Investor funds affiliated with Perceptive Advisors and North Bridge Venture Partners (the “IRA Covered Investors”). Each of the IRA Covered Investors was a party to the Company’s existing Eighth Amended and Restated Investor Rights Agreement, dated as of January 10, 2020, as amended, pursuant to which certain outstanding shares of Common Stock held by such IRA Covered Investors constituted “Registrable Shares” (as defined therein) and thereby were entitled to certain registration rights as more specifically set forth therein. Under the Ninth A&R Investor Rights Agreement, the Company agreed to (i) expand the definition of “Registrable Shares” to include all shares of Common Stock acquired by the IRA Covered Investors in the Private Placement, all shares of Common Stock acquired by the IRA Covered Investors prior to April 7, 2022 and any shares of Common Stock issued in respect of such shares because of stock dividends, splits or combinations of securities, reclassifications, recapitalizations or similar events and (ii) make certain other modifications to the terms of the registration rights therein for the benefit of the IRA Covered Investors.

In addition, pursuant to the Ninth A&R Investor Rights Agreement, the Company also agreed that:

•	for so long as the IRA Covered Investor fund affiliated with Perceptive Advisors (and/or its affiliates) beneficially owns:

•

20% or greater of the Company’s total voting securities outstanding, the Company shall take all reasonable actions within its control to include in the slate of nominees recommended by the Board of Directors and/or the applicable committee thereof for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected (the “Slate”), a number of individuals designated by such Perceptive Advisors fund (each, a “Perceptive Designee”) that, if elected, would result in at least two Perceptive Designees serving on the Board of Directors; and

•

10% or greater but less than 20% of the Company’s total voting securities outstanding, the Company shall take all reasonable actions within its control to include in the Slate a number of Perceptive Designees that, if elected, would result in at least one Perceptive Designee serving on the Board of Directors; and

•

for so long as the IRA Covered Investor funds affiliated with North Bridge Venture Partners (and/or its affiliates) beneficially owns 10% or greater of the Company’s total voting securities outstanding, the Company shall take all reasonable actions within its control to include in the Slate a number of individuals designated by such North Bridge Venture Partners funds (each, a “North Bridge Designee”) that, if elected, would result in at least one North Bridge Designee serving on the Board of Directors.

In addition, on April 7, 2022, in connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with all of the Investors other than the IRA Covered

Investors (the “RRA Covered Investors”). Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) within 30 days after the Closing Date, for purposes of registering the resale of the Shares and the Warrant Shares underlying the Warrants purchased by the RRA Covered Investors in the Private Placement, and any shares of Common Stock issued as a dividend or other distribution with respect to, in exchange for or in replacement of such Shares or Warrant Shares. The Company agreed to use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC within 60 days after the Closing Date, or 90 days after the Closing Date if the SEC reviews the registration statement.

The Company has also agreed to, among other things, indemnify each Investor, its officers, directors, members, managers, partners, trustees, employees and agents and other representatives, successors and assigns, and each other person, if any, who controls such Investor within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), under the registration statement against certain liabilities incident to the Company’s obligations under the Registration Rights Agreement.

The Private Placement is exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. The Investors have not acquired the securities with a view to or for sale in connection with any distribution thereof in violation of the Securities Act and appropriate legends have been affixed to the securities issued in this transaction.

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, the Registration Rights Agreement, the Ninth A&R Investor Rights Agreement and the Warrants, which are filed as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

On April 8, 2022, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the pricing of the Offering.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Ninth Amended and Restated Investor Rights Agreement, dated as of April 7, 2022, by and among Lyra Therapeutics, Inc. and the Investors named therein.

4.2	Form of Common Stock Purchase Warrant, together with a schedule of Warrants, each dated April 12, 2022, issued by Lyra Therapeutics, Inc. to the Investors set forth on such schedule.

10.1#	Securities Purchase Agreement, dated as of April 7, 2022, by and among Lyra Therapeutics, Inc. and the Investors named therein.

10.2	Registration Rights Agreement, dated as of April 7, 2022, by and among Lyra Therapeutics, Inc. and the Investors named therein.

99.1	Press Release, dated as of April 8, 2022.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

#

The representations and warranties contained in this agreement were made only for purposes of the transactions contemplated by the agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable under securities laws, among other limitations. The representations and warranties were made for purposes of allocating contractual risk between the parties to the agreement and should not be relied upon as a disclosure of factual information relating to the Company, the Investors or the transactions described in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYRA THERAPEUTICS, INC.

Date: April 13, 2022	By:	/s/ Maria Palasis
Maria Palasis, Ph.D.
President and Chief Executive Officer